EXHIBIT 10.36

                              TERMINATION AGREEMENT

         TERMINATION AGREEMENT (this "Agreement"), dated as of February 12, 2001, by and between TRANSMEDIA NETWORK INC., a Delaware corporation ("Transmedia") and SIGNATURECARD, INC., an Indiana corporation ("SCI") and GE Financial Assurance ("GEFA"), a Delaware corporation.

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, Transmedia and SCI are parties to the following agreements:
(i) an Asset Purchase Agreement, dated as of March 17, 1999, as amended (the "Purchase Agreement"), by and between Transmedia and SCI; (ii) a Services Collaboration Agreement, dated as of June 30, 1999 (the "Services Collaboration Agreement"), by and between Transmedia and SCI; (iii) a License Agreement, dated as of June 30, 1999 (the "License Agreement"), by and between Transmedia and SCI; (iv) a Software License Agreement, dated as of June 30, 1999 (the "Software License Agreement"), by and between Transmedia and SCI; (v) a Services Agreement, dated as of June 30, 1999 (the "Japan Services Agreement"), by and between Transmedia and Signature Japan Co., Ltd.; (vi) an Option Agreement, dated June 30, 1999 (the "Option Agreement"), by and between Transmedia and SCI;
(vii) a Transition Services Agreement, dated as of June 30, 1999 (the "Transition Services Agreement"), by and between Transmedia and SCI; and (viii) consent to delegation agreements (the "Consent to Delegation Agreements") listed on Schedule A hereto;

         WHEREAS, GEFA has controlling interest in SCI;

         WHEREAS, Transmedia, SCI and GEFA entered into a certain Payment and Termination of Exclusivity Agreement, dated as of December 29, 2000 (the "Payment and Termination Agreement"), which, among other things, (i) extinguished certain obligations under the Purchase Agreements, (ii) modified or amended certain other obligations under the Purchase Agreements, (iii) pursuant thereto, Transmedia paid to SCI $3,800,000 in full satisfaction of all sums due and payable thereafter, and (iv) amended the Put Right (as defined in the Purchase Agreement) to provide for the exercise of such right in two tranches with $1,600,000 already having been paid to SCI and with the next notice of exercise having been made by January 31, 2001;

         WHEREAS, Transmedia and SCI desire to terminate certain of the agreements entered into in connection with the Purchase Agreement as contemplated in the Payment and Termination Agreement and as set forth herein; and

         WHEREAS, Transmedia is not obligated to make any current payment to SCI other than in connection with the Put Right (as defined in the Purchase Agreement and amended by the Payment and Termination Agreement).

         NOW, THEREFORE, for good and valuable consideration including, without limitation, the payment of $3,800,000 to SCI pursuant to the Payment and Termination Agreement and $1,600,000 payment to SCI pursuant to the exercise of one-half of the Put Right (as defined in the Purchase Agreement), the receipt and sufficiency of the aforementioned payments which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

         1. Termination of Agreements.

                  (a) Transmedia and SCI hereby agree that the following agreements shall be terminated as of the date hereof and shall no longer be in effect:

                           (i)      the Asset Purchase Agreement, except for
                                    Article VII - Survival of

                                    Representations, Warrants and Covenants;
                                    Indemnification and Sections 1.3(d) - Put
                                    Right, 2.1(d) - Rights of Purchaser, 4.2(ii)
                                    - Access to Information, 4.3 -
                                    Confidentiality and Return of Documents, 4.4
                                    - Non-Solicitation, 4.5 - Further
                                    Assurances, 4.6 - Books and Records, 4.7 -
                                    Tax Cooperation, 4.8 - Regulatory and Other
                                    Permits, 4.9 - Taxes and Fees, 4.12 -
                                    Covenant Not to Compete, 4.14 - Reservation of Shares, 4.15 - No Impairment and 4.19 - Listing of Shares, which shall remain in full force and effect;

                           (ii) the Services Collaboration Agreement, except for Article XIII - Indemnification and Sections 10.1 - Ownership, 10.2 - Ownership Exclusions, 10.3 - Confidentiality, 10.4 - Covenant Not to Compete, 10.5 - Public Announcements, 14.3 - Tax Characterization and 14.10 - Standstill, which shall remain in full force and effect; and

                           (iii)    the License Agreement, except for Sections
                                    3.01 - Protection of Records, 3.03 -
                                    Ownership of Transmedia Intellectual
                                    Property, 5 - Indemnification and 7 -
                                    Confidentiality, which shall remain in full force and effect.

                  (b) Notwithstanding anything herein to the contrary, the following agreements shall continue to be in full force and effect to the extent not modified or amended pursuant to this Agreement or by the Payment and Termination Agreement:

                           (i)      the Japan Services Agreement;

                           (ii) except as amended by the Payment and Termination Agreement, the Option Agreement;

                           (iii)    the Software License Agreement;

                           (iv) until assigned to Transmedia, the agreements pursuant to which each consent was granted in connection with the Consent to Delegation Agreements; and

                           (v) the General Assignment, Assumption and Bill of Sale, dated June 30, 1999, between Transmedia and SCI.

         2. Intent of the Parties; Amendments and Modifications. Each party hereto hereby expressly acknowledges its intent that upon the termination of the agreements set forth in Section 1(a) as set forth or provided for in this Agreement and upon the discharge of responsibilities under the Payment and Termination Agreement all rights and obligations between the parties with respect to the DALC Program (as defined in the Services Collaboration Agreement), its business and its operation shall terminate, except for those provisions specifically set forth in Section 1(a)(ii) hereof; and each party hereto hereby expressly agrees that any agreements between the parties, written or oral, which are not expressly terminated or otherwise provided for in this Agreement shall be deemed modified or amended in such manner as to fully implement the foregoing intent of the parties hereto.

         3. Representations and Warranties. Each party hereto hereby represents and warrants to each other parties that this Agreement has been duly executed and delivered by such party and that this Agreement constitutes valid and binding obligation of such party enforceable in accordance with their respective terms except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).

         4. Assignment of Agreements. SCI will cooperate with Transmedia in any reasonable arrangement designed to obtain consent to assignments of the Consent to Delegation Agreements listed on Schedule A attached hereto to Transmedia, and to provide Transmedia the benefit under, and to allow Transmedia to assume the obligations arising after the date hereof under, any such non-assignable agreement, including the enforcement for the account of Transmedia after the date of any and all rights of SCI against the other party thereto arising out of the breach or cancellation thereof of such other party or otherwise.

         5. Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated herein shall be paid by the party incurring such costs and expenses.

         6. Amendment. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by each party hereto and no obligation hereunder may be waived except in a writing signed by the party granting such waiver. No party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of each other party.

         7. Notices. All notices and other communications hereunder shall be in writing, shall be given and shall be deemed to have been duly given if delivered in person, by first class mail, postage prepaid, by overnight courier or by facsimile transmission, to the parties hereto as follows:

                   If to Transmedia:  Transmedia Network Inc.
                                      11900 Biscayne Boulevard
                                      Suite 460
                                      North Miami, Florida 33181
                                      Attention:  Keith E. Kiper
                                      Facsimile:  (305) 892-3342

                   If to SCI:         SignatureCard, Inc.
                                      200 North Martingale Road
                                      Schaumburg, Illinois 60173-2096
                                      Attention: John Euwema
                                      Facsimile: (847) 605-3044

                   If to GEFA:        GE Financial Assurance
                                      200 North Martingale Road
                                      Schaumburg, Illinois 60173-2096
                                      Attention: John Euwema
                                      Facsimile: (847) 605-3044

or to such other address as any party may have furnished to each other party in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

         8. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but each of which together shall constitute one and the same document.

         9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         10. Binding Effect. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the successors and permitted assigns of the parties hereto. Nothing expressed or referred to in this Agreement is intended or shall be construed to give any person other than the parties to this Agreement, or their respective successors or permitted assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

         11. Entire Agreement. Except as set forth in the Payment and Termination Agreement and as otherwise referred to herein, this Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof.

         12. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         13. Further Assurances. Each party hereto agrees to execute and deliver all such documents and instruments and take all such action as may be reasonably required, necessary or desirable to consummate the transactions contemplated by this Agreement.

         14. Specific Performance. Each party hereto acknowledges that damages would be an inadequate remedy for any breach of the provisions of this Agreement and agrees that the obligations of each party hereunder shall be specifically enforceable and that the party seeking enforcement may apply for injunctive relief to prevent any violation hereof. The party seeking to enforce such obligations shall be entitled to recovery of all costs and expenses, including reasonable attorneys' fees and expenses, incurred in enforcing such obligations.

         15. Descriptive Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  IN WITNESS WHEREOF, Transmedia and SCI have caused their respective names to be hereon subscribed by their respective duly authorized officers, all as of the day and year first above written.


                                        TRANSMEDIA NETWORK INC.

                                        By: /S/ Gene M. Henderson
                                           ------------------------------------
                                                 Name: Gene M. Henderson
                                                 Title: President & CEO


                                        SIGNATURECARD, INC.

                                        By: /S/ John B. Euwema
                                           ------------------------------------
                                                 Name: John B. Euwema
                                                 Title: Senior Vice President


                                        GE FINANCIAL ASSURANCE, INC.
                                        PARTNERSHIP MARKETING GROUP

                                        By: /S/ John B. Euwema
                                           ------------------------------------
                                                 Name: John B. Euwema
                                                 Title: Senior Vice President

                                   Schedule A

1. AAdvantage Participation Agreement of December 1, 1997 between American Airlines, Inc. and SignatureCard, Inc.

2. Executive Club Dining Program Services Agreement of March 21, 1999 between British Airways PLC and SignatureCard, Inc.

3. Onepass Dining Program Agreement of March 1, 1999 between Continental Airlines, Inc. and SignatureCard, Inc.

4. Delta Skymiles Program Participation Agreement of January 1, 1999 between Delta Airlines, Inc. and SignatureCard, Inc.

5. WorldPerks Dining Program Services Agreement of January 1, 1999 between Northwest Airlines, Inc. and SignatureCard, Inc.

6. United Mileage Plus Participation Agreement of November 1, 1998 between Mileage Plus, Inc. and SignatureCard, Inc.

7. Dividend Miles Dining Program Services Agreement of February 1, 1999 between US Airways, Inc. and SignatureCard, Inc.

8. Flight Fund Dining Program Services Agreement of May 22, 2000 between America West Airlines, Inc. and SignatureCard, Inc.

9. Frequent Flight Bonus Program of March 20, 1996 between TransWorld Airlines, Inc. and SignatureCard, Inc.